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                                                                   EXHIBIT 10.16


                           PROGRAM LICENSE AGREEMENT

                          Dated as of November 13, 1998

     This Program License Agreement shall serve to confirm the agreement between The Jim Henson Company, Inc. ("JHC" or "Licensor") and the Odyssey Holdings, L.L.C. ("Licensee") in connection with Licensee's acquiring from JHC certain exhibition rights to various JHC programs as follows:

     1. LICENSED PROGRAMS. Licensed Programs shall consist of feature films and television series (each a "Program" and collectively "Programs") as follows: (a) the programs listed on Schedule A hereto (each a "Library Program," and collectively, "Library Programs"); (b) all of JHC's childrens television series defined as series produced primarily for viewing by children and teens (e.g., Brats of the Lost Nebula, Mopatop's Shop, Construction Site) and those prime time or other television series (e.g., Muppets Tonight, Home Team) which were originally produced by JHC after the date hereof or for airing (or other transmission) by a broadcaster other than Licensee and which, after the date hereof, become available for JHC to designate for license to Licensee during the Term (each, a "New Program," and collectively, "New Programs"); and (c) programming produced by JHC for Licensee pursuant to Paragraph 8 hereof ("Original Programs").

     2. TERM. The Term shall commence as of the date hereof and shall expire five years from the launch date of the Odyssey Channel (as defined in the Amended and Restated Company Agreement of Odyssey Channel L.L.C., dated as of the hereof (the "Company Agreement")) provided, however, that this Agreement shall automatically renew for successive additional three-year terms subject to the rate adjustments provided in Paragraph 6 hereof for so long as JHC or an affiliate thereof owns an interest of 10% or more in Licensee; provided that if at the time JHC ceases to own at least 10% of Licensee the term remaining shall be less than two years, this Agreement shall be extended to the date that is two years after the date JHC ceased to own said 10% interest, subject to the rate adjustment provisions in Paragraph 6. Despite expiration of the Term hereof, the provisions of Paragraphs 3, 6, 9, 10 and 11 hereof and all rights granted pursuant to Paragraph 5 shall remain in effect during any Program Term or Second Program Term as defined in Paragraph 5 below.

     3. TERRITORY. The Territory shall be the United States, together with its territories and possessions.

     4. LICENSED PRODUCT. Licensee agrees to license from JHC and JHC agrees to license to Licensee for exhibition on all forms of television (other than so-called "pay per view"), commencing upon the date the Program is available as set forth on Schedule "A" hereto (the "Availability Date"), the following: (i) all Library Programs; (ii) all New Programs; and (iii) all Original Programs. Licensee's right hereunder to broadcast the


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          Licensed Programs over the air shall be conditioned on Licensee being responsible for the payment of all residuals payable in connection with such broadcasts, and Licensee agrees to copy Licensor on all residual reports and payments sent to any guild in connection therewith. Schedule "A" shall be amended from time to time to add New Programs or to reflect an increase in the number of available episodes for New Programs and Original Programs, together with their respective Availability Dates.

5.   LICENSED EXHIBITIONS.

          (a) Licensee will license each Program in the Territory for a period of five years (or such shorter period for which any Library Program is available, as specified on Schedule A hereto, or for which any New Program is available, in each instance notwithstanding JHC's reasonable efforts to obtain the right to license the Program for such five year period) from the Availability Date ("Program Term") and shall be entitled to ten
               (10) exhibition days per series episode and thirty exhibition days for each feature film during the Program Term and two runs per exhibition day (collectively, the "License"). The rights granted under the License include the following:

               (i) The right to use the title of each Program for the purpose of promoting, publicizing and advertising the exhibition of the Program on Odyssey Channel;

               (ii) The right to use and perform any and all music, lyrics and musical compositions contained in each Program and/or recorded in the soundtrack solely as embodied in the picture and as part of the exhibition, advertising and publicizing of such Program subject to paragraph 10 of the Standard Terms and Conditions attached hereto;

               (iii) The right to edit the videotapes to the extent necessary for purposes of timing and commercial insertions, provided that Licensee will not edit out any copyright notice or credits;

               (iv) The right to publicize and advertise the exhibition of each Program on the Odyssey Channel throughout the Territory during the Term, including without limitation, the right in the Territory for the purpose of advertising and publicizing the exhibition of each Program on the Odyssey Channel to:

                     (A) publish and license and authorize others to publish any synopses and summaries from each Program and from any literary or dramatic material included in such Program in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity, not exceeding 500 words in length;




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

                    (B) broadcast by radio and television for advertising purposes and to authorize others to so broadcast any parts or portions of each Program not exceeding two minutes in length;

                    (C) use and authorize others to use the name, physical likeness and voice (and any simulations or reproduction of any thereof as embodied in the Program) of any arty appearing in such Program for the purpose of advertising or publicizing the Program, subject in each instance to JHC's prior approval, not to be unreasonably withheld;

                    (D) use Licensee's name in all advertising and publicity issued by Licensee in connection with the exhibition of each Program on the Odyssey Channel, subject in each instance to JHC's prior approval, not to be unreasonably withheld; and

                    (E) permit commercial messages to be exhibited during and after the exhibition of each Program;

Licensee's rights hereunder are not transferable except as provided in Paragraph 9 hereof.

          (b) This License shall be exclusive to Licensee during the Term against all forms of television, including pay-per-view and the linear distribution of any of the Licensed Programs over the Internet, in the Territory, and JHC may not license or otherwise authorize the exhibition of the Programs in any form of television, during the Term, including, but not limited to, basic cable, traditional pay cable, and pay-per-view, or in a linear mode over the Internet.

          (c) Licensee shall have the option of extending the Program Term of any Program for an additional three-year period ("Second Program Term") by providing JHC with notice at least six months prior to expiration of the original Program Term. Such extension shall be at 60% of the license fee paid for such Program during the Program Term.

          (d) JHC shall have the option of extending the Program Term of any Program for an additional three-year period ("Second Program Term") by providing Licensee with notice at least six months prior to expiration of the original Program Term. Such extension shall be at 50% of the license fee paid for such Program during the Program Term.

     6.   LICENSE FEES.

          (a) For and in consideration of inter alia: (i) the rights in and to the Library Programs granted to Licensee hereunder; (ii) the exclusivity in and to the entire library of JHC programming contained therein; (iii) Licensee's renewal option set forth in Paragraph 5(b) above; and (iv) the right of first negotiation




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               contained in Paragraph 7 below, Licensee shall pay to JHC the following amounts: (i) Ten Million Dollars ($10,000,000) on January 1, 1999; (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000) on January 1, 2000; (iii) Seven Million Five Hundred Thousand Dollars ($7,500,000) on January 1, 2001; and (iv) Five Million Dollars ($5,000,000) on January 1, 2002. In addition, Licensee shall pay JHC the License Fees set forth on Schedule "B" for New Programs and the License Fees set forth on Schedule "C" for Original Programs. The amounts of such License Fees shall remain in effect until December 31, 1999, and thereafter shall be adjusted as provided in subparagraphs (b) and (c) below. The License Fees for each New Program shall be paid in equal annual installments during the first three years of the Program Term commencing on the Availability Date and subsequently on the next two (2) anniversary dates thereof. The License Fee for each Library Program and New Program in the Second Program Term shall be paid in full at the commencement of the Second Program Term. The License Fee for all Original Programs shall be paid one-third at the start of pre-production, one-third on commencement of photography, one-sixth on completion of photography and one-sixth on delivery.

          (b) Commencing January 1, 2000, the amounts of all such License Fees shall increase by 5% per year on a cumulative basis and such increase shall apply to any and all Program Terms commencing after January 1, 2000.

          (c) Commencing January 1, 2006, the amounts of such License Fees shall increase by the greater of (x) 5% per year and (y) the average percentage price increase paid by Licensee for third party programming for that same year ("Third Party Increase"). The Third Party Increase shall be estimated in good faith by the parties in determining annual payments. The actual Third Party Increase shall be calculated and reconciled with the estimate within forty-five days of each year end. Such increase shall be on a cumulative basis and shall apply to any and all Program Terms commencing after January 1, 2006.

     7. OTHER PRODUCT. During the Term, Licensee shall have a right of first negotiation on a product-by-product basis with respect to television exhibition rights controlled by JHC for any new television product which is not a New Program or an Original Program which is produced by JHC and which does not fall under this agreement (e.g., television specials). The parties agree to negotiate in good faith with respect to any such product for a period of 45 days. JHC will negotiate exclusively with Licensee during such period. If JHC and Licensee fail to reach an agreement within such 45-day period, JHC will not thereafter offer the product to a third party on terms more favorable to the third party than those offered to JHC by Licensee.

     8. PRODUCTION. The parties agree that Licensee shall order and JHC shall produce or cause to be produced for Licensee two (2) two-hour television movies and two (2) episodic television series (twenty-six x 30 minute episodes) during each year of the Term of this Agreement (the "Original Programs"), except that during each of the first



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          two years of the Term, Licensee shall be required to order only two
          (2) movies and one (1) series per year from JHC. If Licensee desires any additional television movies or series produced for it during the Term, it shall order them as follows: the first two additional movies shall be ordered from HEDC and the third from JHC; the first two additional series shall be ordered from JHC and the third from HEDC, and Licensee shall continue that sequence for all additional programming to be ordered by it. The parties shall have mutual creative approval with respect to the production of the Original Programs. Notwithstanding the foregoing, JHC shall not be required to produce any production for which good faith revenue projections indicate JHC will not recoup any production deficit within five years. All rights in each Original Program not expressly granted to Licensee herein shall belong exclusively to JHC.

     9. TRANSFERABILITY. Licensee may sub-license and transfer its rights hereunder to the Library Programs and New Programs to a third party provided that if the compensation it receives is greater than the Licensee Fee it is obligated to pay to JHC, any such excess shall be split equally between JHC and Licensee.

     10. STANDARD TERMS AND CONDITIONS. The Standard Terms and Conditions attached hereto are incorporated herein and made a part hereof.

     11. GOVERNING LAW. This agreement shall be construed and governed in accordance with the laws of the State of New York and any action arising out of or in connection with this agreement shall be brought in a court having jurisdiction of the subject matter in New York City, and the parties hereto agree to submit themselves to the jurisdiction of any such court.



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     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

THE JIM HENSON COMPANY, INC.              ODYSSEY HOLDINGS L.L.C.

By:  /s/ CHARLES A. RIVKIN                By:  /s/ MARGARET A. LOESCH
   --------------------------                -------------------------
Title: President and Chief                Title: President and Chief
       Operating Officer                         Executive Officer






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                            STANDARD TERMS CONDITIONS

     1.   DELIVERY OF PRINTS

          (a) Licensor will deliver or cause to be delivered to Licensee ( ) type ------- videotape of each Picture licensed by this Agreement (hereinafter collectively called "prints" and individually called "print"). Delivery of each print to Licensee or to Licensee's agent at a location designated by Licensee shall be deemed to be delivery by Licensor to Licensee hereunder. All costs and charges in connection with such delivery, including without limitation shipping charges and insurances thereon shall be borne by Licensee. JHC will be responsible for all costs associated with creation and manufacture of and insurance for the videotapes.

          (b) Licensee agrees to give Licensor reasonable prior written notice of the initial scheduled date of telecast of each Licensed Program, provided that failure by Licensee to deliver any such notice (other than repeated failures) shall not constitute a material breach of this Agreement. Licensee shall notify Licensor by telefax within ten (10) business days after receipt of a print if such print is physically defective for television broadcasting by customary industry standards. In the event any print has not reached its destination at least fifteen (15) days in advance of the date of scheduled telecast thereof, Licensee shall notify Licensor by telefax. If Licensee so notifies Licensor with respect to any such physical defect or failure of delivery, as aforesaid, Licensor shall deliver to Licensee a replacement print of the same Program (or another Program of comparable quality) reasonably acceptable to Licensee at least two (2) days prior to the scheduled telecast. If Licensor fails to do so, such telecast shall be deemed eliminated and the Program withdrawn, as provided in subparagraph (b) of paragraph 11 of this Agreement. Failure of Licensee to give Licensor such notice as aforesaid shall be deemed Licensee's irrevocable acknowledgment that such print has been received and is satisfactory in all respects.

     2. RETURN OF PRINTS. Licensee agrees to return to Licensor, prepaid, within forty-eight (48) hours after the last licensed telecast of each picture, the print (which includes the container thereof), in the same form and condition as delivered by Licensor, ordinary wear and tear from proper use excepted. Such print shall be returned to Licensor (along with any other material furnished by Licensor) as specified by Licensor, including to any other party, or places, as Licensor may from time to time designate. Additionally, Licensee agrees to return to Licensor, prepaid, all other material that may have been furnished by Licensor, within one (1) week following completion of the use of such material by Licensee, but in no event later than after the last licensed telecast. If any prints are lost, stolen, destroyed or damaged, Licensee shall pay Licensor the cost of replacement thereof, within seven (7) days after billing by Licensor. Such payment shall not be construed to transfer to Licensee any right, title or interest in or to said prints. Licensor may request that Licensee have the prints destroyed and in such event Licensee agrees to do so, and to furnish Licensor with Certificates of Destruction.

     3. ALTERATION OF PRINTS. Licensee shall telecast each Program as delivered, in its entirety and Licensee agrees not to cut, change, alter, modify or add to the prints of the Programs, or any of them, without Licensor's prior written consent. Notwithstanding the foregoing, Licensee may insert commercial material and make such minor cuts as are necessary to




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conform to time segment requirements but under no circumstances shall Licensee delete or reposition the copyright notice or the credits and billings incorporated in the Programs as delivered by Licensor. In no event may any such insertions of commercial material or such minor cuts to conform to time segment requirements adversely affect the artistic or pictorial quality of the Program or interfere with its continuity.

     4.   USE OF PRINTS.

          (a) Licensor reserves the right to change the title of any Programs(s) covered by this Agreement if reasonably prudent because of third party claims or threatened claims and to license to third parties film excerpts of up to five
(5) minutes in length from any Program for television exhibition in any area at any time.

          (b) In the event Licensee does not telecast any Program hereunder the number of times permitted hereunder, then Licensee shall, nevertheless, pay Licensor the applicable licensing fee specified herein with respect thereto as if such Program had been telecast. The paragraph shall not apply, however, in the case of a telecast which has been eliminated and the Program withdrawn pursuant to subparagraph (b) of paragraph 11 of this Agreement.

          (c) Licensee shall not acquire any right, title or interest in or to any Program or print hereunder and shall not make, authorize or permit any use of the Program or print other than as specified herein. Additionally, Licensee shall not duplicate, reproduce or copy same in any manner or form whatsoever.

          (d) Licensee acknowledges that the title to the Programs and prints furnished by Licensor shall remain in Licensor and Licensee acknowledges that with respect to each Program and the literary, dramatic and music material included in each and upon which each is based, Licensor hereby expressly reserves any and all rights not herein specifically granted to Licensee, including, but without limitation thereof, all theatrical, non-theatrical and home video rights and all re-make rights and sequel rights, and that such reserved rights may be exercised and exploited by Licensor concurrently with and during the term hereof, freely and, without limitation or restriction.

     5. USE OF NAMES FOR ADVERTISING. JHC will supply Licensee with all reasonably available existing promotional and marketing materials for use in any medium (including but not limited to marketing materials, on-air promos, talent interviews, trailers, etc.). Licensee warrants and agrees that: (a) it will abide by and comply with the advertising and billing of each Licensed Program in accordance with such advertising, billing instructions as Licensor may furnish Licensee, and that such advertising shall be made by Licensee so as not to constitute an express, implied, direct or indirect endorsement of any product, service or sponsor; (b) it will not advertise or announce in any manner or media the fact that any title has been changed by Licensor of any Program or Programs withdrawn by Licensor; (c) it will abide by and comply with the screen billing in the same form as it appears on the print of the Program or Programs; and (d) it will indemnify Licensor against all costs, damages, and expenses, including, but not limited to reasonable attorney's fees and expenses, incurred or caused to Licensor by reasons of any actual




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or alleged breach by Licensee of the provisions of this paragraph.

     6. FORCE MAJEURE. If Licensor shall fail to make timely delivery of any print or prints hereunder, by reason of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency or tribunal or another similar or dissimilar cause beyond the control of Licensor, such failure on the part of Licensor shall not be deemed to be a breach of this Agreement; provided that if such failure shall continue for more than 90 days, Licensee shall have the right to terminate the License with respect to such Program and receive reimbursement for any advance payments made for such Program.

     7. PAYMENT. All payments by Licensee to Licensor herein shall be made in United States dollars by wire transfer as instructed by Licensor.

     8. TAXES. Licensee shall pay and hold Licensor harmless from, all taxes (excluding Licensor's income and franchise taxes), censorship charges or any other charges (including interest and penalties on such amounts), assessments and other fees now or hereafter imposed or based upon or resulting from the delivery, exhibition, possession or use hereunder to or by Licensee of the prints and Programs, in whole or in part, licensed hereunder. Licensee shall promptly provide Licensor with all written documentation requested by Licensor, substantiating such payments including official governmental receipts. Payment by the Licensee of the foregoing shall in no way diminish the license fees due Licensor hereunder. To the extent that payment of any of the foregoing is made by Licensor, Licensee shall reimburse Licensor within 10 days of written notice thereof, and upon the failure of Licensee to so reimburse Licensor, Licensor shall have all the remedies herein for the collection of unpaid license fees, as well as all other remedies provided by law.

     9. WARRANTY AND INDEMNITY. Licensor represents and warrants that (i) it has the right to grant this license for the telecasting of the Programs herein specified, including the sound tracks forming a part thereof, and that Licensee's exercise of the rights granted hereunder will not violate the right of others, including without limitation trademark, copyright, privacy or publicity; (ii) each of the Programs is, or upon delivery will be, completely finished, fully edited and titled and fully synchronized with dialogue, sound and music and in all respects ready and of technical quality, adequate for commercial television exhibition; (iii) each Program consists, or upon delivery will consist, of a continuous and connected series of scenes, telling or presenting a story, free from any obscene material and suitable for television exhibition; (iv) Licensor has the right and authority to grant all rights granted to Licensee hereunder. Licensor has not sold, assigned, licensed, granted, encumbered or utilized any Program or any of the literary or musical properties used in the Programs in any way that may negatively affect or impair the rights, licenses and privileges granted to Licensee, and Licensor will not do so during the Term; and (v) all claims and rights of owners of copyright or other rights appearing, used or recorded in each Program have been, or prior to delivery will be, fully paid and discharged. Licensor agrees to indemnify and hold Licensee, its officers, employees, successors and assigns free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorney's fees and expenses, incurred by Licensee by reason of the breach of any warranty, representation or



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agreement made by Licensor hereunder, provided, however, Licensor shall not be liable for loss of profits or for consequential damages. Licensor agrees to defend at its own expense any action or proceedings arising out of an alleged breach of the foregoing, warranty, provided, however, that Licensee notifies Licensor promptly of any such claim or of the commencement of any such action or proceedings, delegates complete and sole authority to Licensor to defend or settle same, and cooperates fully with Licensor in the defense thereof. Licensee represents and warrants that it has the right to enter into this Agreement and to fully perform its obligations hereunder that it will not permit the transmission of the Programs other than as specified herein, or after the expiring or earlier termination of this Agreement. Licensee agrees to indemnify, defend and hold Licensor, its officers, employees, successors and assigns, free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorney's fees and expenses arising out of or in connection with the use by Licensee, its successors, assigns and sub-licensees of the prints or Programs hereunder, or arising out of or by reason of any breach of any warranty, representation or agreement made by Licensee hereunder, other than such items for which Licensor is obligated to indemnify Licensee hereunder.

     10. MUSIC PERFORMANCE RIGHTS. Licensor warrants that the small performance rights in and to the music contained in each Program are either (a) controlled by and available for license from ASCAP, BMI or other similar music performance rights society or (b) in the public domain, or (c) controlled by Licensor and granted to Licensee to the extent necessary to permit Licensee's use of said prints hereunder. Licensor does not represent or warrant that Licensee may exercise the performing rights to said material without the payment of a performing rights royalty or license fee. Licensee shall, at its sole costs and expense, secure all small performance rights licenses necessary for the telecast of the musical compositions contained in each print and shall hold harmless Licensor from any liability or damage arising from Licensee's failure to do so.

     11. WITHDRAWAL AND ADJUSTMENT

          (a) Licensor may, in its absolute discretion, withdraw any Licensed Program if Licensor determines that the telecasting thereof would or might (i) infringe upon the rights of others; (ii) violate any law, court order, government regulation or other ruling of any governmental agency; or (iii) subject Licensor to any liability.


          (b) If Licensor elects to withdraw any Licensed Program as set forth in the preceding subparagraph (a) of this paragraph 11, before its initial telecast, or if the Program is not acquired or produced by Licensor or if Licensor does not control distribution rights, then Licensor shall have the right, in its sole discretion, either to deliver to Licensee another Program of comparable quality (which Program shall be deemed to replace the Program withdrawn) or may reduce the number of Programs to be delivered and paid for hereunder by one and Licensee shall be given a refund or credit, at Licensor's election, of such license fee for such Program. In the event Licensee has expended out of pocket funds for advertising and/or promoting or editing or modifying such withdrawn Program prior to receipt of Licensor's notice of withdrawal, Licensor will reimburse Licensee for such costs of advertising, promotion, editing or modifying.


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
     12. BANKRUPTCY AND DEFAULT. If Licensee becomes insolvent or bankrupt or makes an assignment for benefit of creditors, or if any property of Licensee is attached and if such attachment is not released within 10 days after the date of attachment, or if a receiver, liquidator, or trustee is appointed for any of Licensee's property, or if Licensee breaches any of the material terms or provisions of this Agreement, Licensor in addition to any and all other rights it may have under this Agreement or in law or in equity, may at its option, from time to time during such occurrence, do any one or more of the following: suspend delivery to or telecasting by Licensee of one or more Programs hereunder until default is ended or remedied, terminate this Agreement, or declare the Agreement breached and declare all unpaid amounts payable to Licensor hereunder immediately due and specifically, if Licensee shall fail to make the payments to Licensor or payments to any guild for residuals or other re-use payments due, on a timely basis as provided in this Agreement, Licensor shall have the right but not the obligation upon 15 working days written notice to declare Licensee in default and thereby either to suspend the rights herein granted until the default is ended or to terminate this Agreement without foregoing any of Licensor's rights to recover damages deriving from Licensee's default. Licensee shall immediately return all materials to Licensor.

If Licensor becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or if any property of Licensor is attached and not released within 10 days of the attachment, or if a receiver, liquidator or trustee is appointed for any of Licensor's property, Licensee in addition to any and all other rights it may have under this Agreement or in law or in equity, may upon 10 days written notice declare Licensor in default and terminate this Agreement without foregoing any of Licensee's rights to recover damages deriving from Licensor's default.

A default by Licensee under this Agreement shall be deemed a default under any and all other licenses granted by Licensor to Licensee and shall entitle Licensor to terminate any and all such other licenses and to declare any then unpaid balance of license fees thereunder immediately due and payable.

Upon a material breach by Licensee of any of its material obligations hereunder other than nonpayment as described above continuing after 30 days written notice to Licensee, Licensor shall have the right to terminate this Agreement. Upon a material breach by Licensor of any of its material obligations hereunder continuing after 30 days written notice to Licensor, Licensee shall have the right to terminate this Agreement. Provided, however, neither party shall have the right to cure the same breaches occurring twice in any one-year period.

If Licensor elects or becomes obligated to make payments in place of Licensee or if Licensor incurs any expenses for legal services, court costs, and associated expenses because of any breach by Licensee, the sum or sums so paid by Licensor and the amount of such fees, costs and associated expenses shall be payable forthwith from Licensee to Licensor, together with interest thereon at the rate of one and one-half percent (1.5%) per month. If Licensee fails to pay the license fees herein provided at the times due in the amounts set forth herein, the sums unpaid shall bear interest at the rate of one and one-half percent (1.5%) per month from the due date thereof until paid. Any payment not made within thirty (30) days after its due date shall bear interest at the rate of one and one-half percent (1.5%) per month computed from the original due date until




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paid; however, if said rate is in excess of the maximum permitted under the laws of the jurisdiction where the debt accrues, then in such event the rate of interest shall be the maximum permitted by law. Acceptance of any payment by Licensor after its due date shall not constitute a waiver by Licensor of any of the rights hereunder.

     13. EARLY EXPIRATION OF TERM. Notwithstanding anything contained herein to the contrary, if Licensee releases any one or more of the Programs the number of times permitted hereunder prior to the expiration of the term specified herein, this license shall be deemed terminated with respect to each such Program as of the date upon which the last permitted run is made.

     14. ASSIGNMENT. Licensor reserves the right to hypothecate or pledge this Agreement and to obtain loans from a bank or other lenders by the assignment as security. The Licensee recognizes that this Agreement may be exhibited and or assigned to such bank or other lenders which may thereby be induced to enter into substantial commitments in reliance thereon. The Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to Licensor shall be paid to any bona fide third party assignee in accordance with such instructions without offset, deductions, counter-claim, or other credits which the Licensee may have or claim to have against Licensor. Licensor may freely assign this Agreement to its successor or successors or to any of its associated, affiliated and subsidiary companies, provided that any such assignee assumes all of Licensor's obligations hereunder. This Agreement may not be assigned by Licensee, either voluntarily or by operation of law, without the prior written consent of Licensor. Any such assignment, if consented to by Licensor, shall not relieve Licensee of its obligations hereunder.

     15. GENERAL.

          (a) JHC will obtain and maintain in full force and effect during the term of this Agreement errors and omissions insurance with limits of at least $1,000,000 for any single party's claim arising out of a single occurrence and $3,000,000 for all claims in the aggregate after a deductible of $50,000 for each claim.

          (b) Licensee acknowledges that, due to "spillage" across borders, telecasts or releases of the Licensed Programs originating outside the Territory may be received by television sets located within such basic territory and Licensee agrees that such reception shall not constitute a breach of this Agreement by Licensor.

          (c) Subject to the provisions of Paragraph 14 hereof, this Agreement and all of its terms, conditions and other provisions and all rights herein shall inure to the benefit of and shall be binding upon the parties hereto and to their respective successors and assigns.

          (d) The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any paragraph of this Agreement or of the Agreement itself.




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

          (e) A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation to any other remedy, right, undertaking, obligation or agreement of either party.

          (f) All notices, statements, and other documents required to be given hereunder shall be given in writing either by personal delivery, by mail, or telefax (except as herein otherwise expressly provided) to the persons and at the addresses set forth in Schedule "A" hereto, or to such other persons and addresses as may be designated in writing by either party. Notice given by mail or by telefax shall be deemed given on the date of mailing thereof or of the sending of such telefax.

          (g) This Agreement shall be deemed made in, and shall be construed and interpreted in accordance with the laws of, the State of New York pertaining to contracts entirely made and to be performed therein. In the event of any disagreement between the parties which cannot be settled by mutual agreement, the parties agree that the federal or state courts sitting in the City and County of New York (and courts with appellate jurisdiction therefrom) shall have exclusive jurisdiction over such dispute and the resolution thereof, and the parties agree that jurisdiction and venue in such courts in appropriate, and that any process in connection therewith may be served in the manner provided herein above for notices to the parties.

          (h) All rights not specifically granted herein to the Licensee are reserved for Licensor's use and disposition without any limitations whatsoever, regardless of the extent to which the same are competitive with Licensee or the license granted hereunder.

          (i) This Agreement constitutes the entire agreement between Licensee and Licensor with respect to the subject matter hereof and may not be changed, modified, amended, or terminated except by operation of law or by a writing signed by the parties hereto.

          (j) In the event of any conflict between any provision of this Agreement and any material law, rule or regulation, this Agreement shall be deemed modified to the minimum extent necessary to remove such conflict.

                                     END OF
                               - STANDARD TERMS -
                                 AND CONDITIONS





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